EXHIBIT 22

                         Subsidiaries of the Registrant


                                        Jurisdiction   Percentage
                                          of        Voting Securities
                                      Incorporation     Held
Ameristone, Incorporated                Delaware         100
Burwharf Corporation                    Delaware         100
Mideast Construction Services, Inc.     Delaware         100
Turner Investment Corporation           Delaware         100
Universal Construction Company Inc.     Delaware         100
Trans-Con of Delaware Inc.              Delaware         100
TDC of Texas                            Delaware         100
Turner Construction Company             New York         100
  Turner Construction Company of Texas  Texas            100
  The Lathrop Company, Inc.             Delaware         100
     Service Products Buildings, Inc.   Ohio             100
     Auburndale Company, Inc.           Ohio             100
  Seaboard Construction Company         Delaware         100
  Turner Caribe, Inc.                   Delaware         100
  Caribe Investment Corporation         Delaware         100
  Offshore Services, Inc.               Delaware         100
  Turner International (U.S.V.I.), Inc. Delaware         100
Turner Development Corporation          Delaware         100
  TDC Corp. of Florida                  Delaware         100
Turner International Industries, Inc.   Delaware         100
  Turner (East Asia) Pte. Limited       Singapore        100
  Turner International Industries (UK) Limited England   100
  Turner International Limited          Bermuda          100
  Turner International (Micronesia) Inc.Delaware         100
  Turner Overseas Services Limited      Delaware         100
  Turner International (Pakistan), Inc. Delaware         100
Rickenbacker Holdings, Inc.             Delaware         100
Rickenbacker Development Corporation    Delaware         100


     Other subsidiaries of the company are omitted since such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. All of the foregoing subsidiaries are consolidated in the financial statements.